SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             ------------------

                                FORM 8-K/A-1

                             AMENDMENT NO. 1 TO
                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OF 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported):  March 30, 1998

                            Sunbeam Corporation
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               Exact Name of Registrant Specified in Charter


          Delaware                 0001-000052            25-1638266
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  (State or Other Jurisdiction     (Commission           (IRS Employer
        of Incorporation)          File Number        Identification No.)

  1615 South Congress Avenue, Suite 200, Delray Beach, Florida    33445
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       (Address of Principal Executive Offices)                 (Zip Code)

  Registrant's telephone number, including area code: (561) 243-2100


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       (Former Name or Former Address, if Changed Since Last Report)





      Sunbeam Corporation ("Sunbeam") hereby amends Item 7 of its Current Report on Form 8-K dated March 30, 1998 to add the following information:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

(a) Financial Statements of Businesses Acquired

The following financial statements are incorporated by reference herein:

    (1) The Consolidated Financial Statements on pp. F-1 to F-39 in the Annual Report on Form 10-K of CLN Holdings Inc. ("CLN
            Holdings") for the fiscal year ended December 31, 1997 (previously filed with the Commission on March 24, 1998, Commission File No. 333-29123, and incorporated by reference herein);

    (2) The Consolidated Financial Statements on pp. F-1 to F-21 in the Annual Report on Form 10-K of First Alert, Inc. ("First Alert") for the fiscal year ended December 31, 1997 (previously filed with the Commission on March 23, 1998, Commission File No. 0-23630, and incorporated by reference herein);

    (3) The Consolidated Financial Statements on pp. F-1 to F-18 in the Annual Report on Form 10-K of Signature Brands USA, Inc. ("Signature Brands") for the fiscal year ended September 28, 1997 (previously filed with the Commission on December 24, 1997, Commission File No.0- 19912, and incorporated by reference herein); and

    (4) The unaudited interim Consolidated Financial Statements on pp. 1 to 14 in the Quarterly Report on Form 10-Q of Signature Brands for the fiscal quarter ended December 28, 1997 (previously filed with the Commission on March 10, 1998, Commission File No.0-19912, and incorporated by reference herein).

(b) Pro Forma Financial Information

      The following unaudited pro forma condensed financial information of Sunbeam is filed herewith and is set forth on pages F-1 through F-8:

Unaudited Pro Forma Condensed Financial Information:

    (1)     Unaudited Pro Forma Condensed Balance Sheet as of December 28,
            1997;

    (2) Unaudited Pro Forma Condensed Statement of Operations for the year ended December 28, 1997; and

    (3)     Notes to Unaudited Pro Forma Condensed Financial Statements.

(c) Exhibits.

23.1*       Consent of Arthur Andersen LLP.

23.2*       Consent of Price Waterhouse LLP.

23.3*       Consent of Ernst & Young LLP.

23.4*       Consent of KPMG Peat Marwick LLP.

*   Filed herewith.




                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SUNBEAM CORPORATION


                                     By: /s/ David C. Fannin
                                        -----------------------------------
                                        Executive Vice President, Secretary
                                        and Chief Legal Officer

May 11, 1998




             UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

      As of May 8, 1998, Sunbeam was the indirect beneficial owner of approximately 79% of the then outstanding shares of common stock, par value $.01 per share (the "Coleman Shares"), of The Coleman Company, Inc. ("Coleman"). Sunbeam will acquire the remaining publicly held Coleman Shares by means of merger (the "Coleman Merger") of a wholly owned subsidiary of Sunbeam with and into Coleman. It is anticipated that the Coleman Merger will become effective late in the second quarter or early in the third quarter of 1998. Accordingly, the minority interest and the minority interest in (loss) earnings of Coleman has been included in the unaudited pro forma condensed balance sheet and the unaudited pro forma condensed statement of operations set forth below.

      The following unaudited pro forma condensed financial statements were prepared to illustrate the estimated effects of (i) Sunbeam's acquisitions of CLN Holdings, First Alert and Signature Brands (collectively, the "Acquisitions"), accounted for under the purchase method of accounting,
(ii) the borrowing of approximately $1,197 million under a new bank credit facility (the "New Credit Facility") providing for aggregate borrowings of up to $1,700 million, consisting of $1.3 billion in term loans and a $400 million revolving credit facility, (iii) an offering (the "Offering") by Sunbeam of Zero Coupon Convertible Senior Subordinated Debentures Due 2018 (the "Debentures") at a yield to maturity of 5.0% (or approximately $2,014 million principal amount at maturity) completed on March 19, 1998, and (iv) the use of the net proceeds from the Offering and from the New Credit Facility as described in the notes to the unaudited pro forma condensed financial statements (collectively, the "Pro Forma Transactions"). The unaudited pro forma condensed balance sheet as of December 28, 1997 gives effect to the Pro Forma Transactions as if they had occurred on December 28, 1997, the last day of Sunbeam's most recently completed fiscal year. The unaudited pro forma condensed statement of operations for the year ended December 28, 1997 gives effect to the Pro Forma Transactions as if they had occurred as of December 30, 1996, the first day of Sunbeam's most recently completed fiscal year.

      Sunbeam's most recently completed fiscal year ended on December 28, 1997, the most recently completed fiscal years of CLN Holdings and First Alert ended on December 31, 1997 and the most recently completed fiscal year of Signature Brands ended on September 28, 1997. The unaudited pro forma condensed financial statements have been derived from the audited financial statements of Sunbeam as of and for the year ended December 28, 1997, the audited financial statements of CLN Holdings and First Alert as of and for the year ended December 31, 1997 and the unaudited financial statements of Signature Brands as of and for the year ended December 31, 1997. The unaudited statement of operations of Signature Brands for the year ended December 31, 1997 has been derived from the audited statement of operations of Signature Brands for the year ended September 28, 1997 and the unaudited statements of operations of Signature Brands from the thirteen weeks ended December 28, 1997 and December 29, 1996 in order to present Signature Brands' operating results on a basis consistent with Sunbeam's fiscal year.

      The unaudited pro forma condensed financial statements were prepared utilizing the accounting principles of the respective entities as outlined in each entity's historical financial statements. Certain reclassifications were made to sales, cost of sales and selling, general and administrative expenses as reported in the historical financial statements of CLN Holdings, First Alert and Signature Brands to conform to the classifications of Sunbeam as follows:

                                            Decrease
                                         (in thousands)
                       ---------------------------------------------------
                                                      Selling, General and
                         Sales       Cost of Sales       Administrative
                         -----       -------------    --------------------
CLN Holdings.......    $(71,488)      $ (63,886)           $ (7,602)
First Alert........      (9,902)         (4,760)             (5,142)
Signature Brands...     (23,171)         (3,725)            (19,446)

      Included in the historical statement of operations of CLN Holdings are cash and non-cash restructuring and other charges totaling $36.4 million and related tax benefits of $13.9 million. These costs have been allocated to cost of goods sold and selling, general and administration expense in the amounts of $19.7 million and $16.7 million, respectively. These costs primarily relate to closing and relocating certain administrative and sales offices, closing several manufacturing facilities, write-down of inventory and fixed assets, as well as severance costs. Additionally, the expense of the early extinguishment of debt of $15.2 million shown as an extraordinary charge on the CLN Holdings historical statement of operations has been excluded from the unaudited pro forma condensed statement of operations.

      The pro forma adjustments are based upon available information and certain assumptions that Sunbeam believes are reasonable under the circumstances. For purposes of developing the unaudited pro forma condensed financial statements, the assets and liabilities of CLN Holdings, First Alert and Signature Brands have been recorded at historical cost. The allocation of purchase price for the Acquisitions will be revised when additional information concerning asset and liability valuations is obtained. Adjustments, which could be significant, will be made during the allocation period based on detailed reviews of the fair values of assets acquired and liabilities assumed and could result in a substantial increase in goodwill. The unaudited pro forma condensed financial statements do not include the effects of a one-time after-tax $30 million first quarter 1998 charge by Sunbeam related to the execution of new employment contracts with Sunbeam's Chairman and Chief Executive Officer and two other senior officers of Sunbeam as further discussed in Note 14 of Sunbeam's audited financial statements contained in Sunbeam's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 or any adjustments for potential synergies or cost savings as a result of the Acquisitions.

      The unaudited pro forma condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial statements of each of Sunbeam, CLN Holdings, First Alert and Signature Brands and the notes thereto, and the other financial information incorporated by reference herein. This unaudited pro forma financial information is provided for informational purposes only and does not purport to be indicative of the results of operations or financial position which would have been obtained had the Pro Forma Transactions been completed on the dates indicated or the financial condition or results of operations for any future date or period.



                                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                              AS OF DECEMBER 28, 1997
                                                    (IN THOUSANDS)

                                                                               Adjustments for     Adjustments for
                                                   Signature                    Acquisitions,       Disposition of
                                        First        Brands          CLN       Bank Borrowings     Coleman Safety
                         Sunbeam        Alert     (unaudited)     Holdings      and Offering        & Security(a)      Pro Forma
                         -------        -----     -----------     --------     ----------------    ---------------     ---------
Cash and cash
equivalents .......   $    52,378   $     2,996   $     4,118   $    19,362    $      --           $       --        $    78,854

Receivables, net ..       295,550        53,678        67,998       179,756           --               (16,335)          580,647

Inventories .......       256,180        40,285        37,851       236,327           --               (17,624)          553,019

Prepaid expenses
and other current
assets ............        53,897        10,680         7,707        47,815         46,531(b)           (1,655)          164,975
                      -----------   -----------   -----------   -----------    -----------         -----------       -----------

Total current
assets ............       658,005       107,639       117,674       483,260         46,531             (35,614)        1,377,495

Property, plant
and equipment,
net ...............       240,897        28,181        16,820       175,494           --               (10,746)          450,646

Other intangibles .       169,622         6,496          --            --             (973)(d)            --             175,145

Goodwill ..........        24,750        22,045       134,921       338,989      1,521,784(e)          (37,874)        1,546,534
                                                                                  (458,081)(d)

Other assets ......        27,010          --           5,663       100,126         52,281(f)              469           135,033
                                                                                   (15,121)(d)
                                                                                   (35,395)(c)
                      -----------   -----------   -----------   -----------    -----------         -----------       -----------

Total assets ......   $ 1,120,284   $   164,361   $   275,078   $ 1,097,869    $ 1,111,026         $   (83,765)      $ 3,684,853
                      ===========   ===========   ===========   ===========    ===========         ===========       ===========

Short-term debt
and current
portion of
long-term debt ....   $       668   $    45,026   $     5,000   $    67,233    $   117,847(g)      $        80       $       --

Other current
liabilities .......       197,431        33,002        51,494       189,529         13,317(c)            9,010           449,129
                      -----------   -----------   -----------   -----------    -----------         -----------       -----------

Total current
liabilities .......       198,099        78,028        56,494       256,762        131,164               9,090           449,129

Long-term debt ....       194,580          --         164,060       980,447      1,250,050(g)           89,037         1,946,646
                                                                                (1,946,646)(h)

Other long-term
liabilities .......       195,668         4,933         6,539        73,923           --                  --             281,063

Minority interest..          --            --            --          43,386           --                  --              43,386

Shareholders'
equity ............       531,937        81,400        47,985      (256,649)        80,680(i)          (14,362)          964,629
                                                                                  (112,902)(j)
                                                                                  (513,372)(k)
                      -----------   -----------   -----------   -----------    -----------         -----------       -----------
Total liabilities
and shareholders'
equity ............   $ 1,120,284   $   164,361   $   275,078   $ 1,097,869    $(1,111,026)        $    83,765       $ 3,684,853
                      ===========   ===========   ===========   ===========    ===========         ===========       ===========


      See Notes to Unaudited Pro Forma Condensed Financial Statements.




                       UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                      AS OF DECEMBER 28, 1997
                              (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               Adjustments for    Adjustments for
                                                   Signature                    Acquisitions       Disposition of
                                        First        Brands          CLN       Bank Financings    Coleman Safety
                         Sunbeam        Alert     (unaudited)     Holdings      and Offering       & Security(1)     Pro Forma
                         -------        -----     -----------     --------     ----------------   ---------------    ---------
Net sales .......     $1,168,12   $   177,039    $   255,766    $ 1,082,806    $      --          $-    88,413     $ 2,595,380

Cost of goods
sold ............       837,683       135,731        188,669        776,445           --                (59,886)     1,878,642

Amortization of
goodwill and
intangibles .....         7,829           704          3,925         14,704         38,044(m)              (992)        44,848
                                                                                   (19,366)(n)

Selling,
general and
administrative
expenses ........       123,227        49,071         44,646        259,033           --                (19,608)       456,369
                    -----------   -----------    -----------    -----------    -----------          -----------    -----------

Operating
earnings (loss) .       199,443        (8,467)        18,526         32,624         18,678                7,927        215,521

Interest expense,
net and other
expense .........        10,163         4,593         18,115         94,139        127,480(o)(p)         (4,344)       125,421
                                                                                  (124,725)(q)

Minority interest
in loss of
Coleman .........          --            --             --             (446)          --                   --             (446)
                    -----------   -----------    -----------    -----------    -----------          -----------    -----------

Earnings (loss)
from continuing
operations before
income taxes ....       189,280       (13,060)           411        (61,069)        21,433                3,583         90,546

Income taxes
(benefit) .......        66,152        (5,224)         1,889        (24,162)        11,787(r)            (1,362)        49,080
                    -----------   -----------    -----------    -----------    -----------          -----------    -----------

Earnings (loss)
from continuing
operations before
extraordinary
items ...........   $   123,128   $    (7,836)   $    (1,478)   $   (36,907)   $    33,220          $     2,221    $    41,466
                    ===========   ===========    ===========    ===========    ===========          ===========    ===========

Earnings (loss)
per share of
common stock from
continuing
operations:

   Basic ........   $      1.45                                                                                    $      0.42
                    ===========                                                                                    ===========

   Diluted ......   $      1.41                                                                                    $      0.41
                    ===========                                                                                    ===========

Weighted average
common shares
outstanding:

   Basic ........        84,945                                                                                         99,045(s)
                    ===========                                                                                    ===========

   Diluted ......        87,542                                                                                        101,642(s)
                    ===========                                                                                    ===========

      See Notes to Unaudited Pro Forma Condensed Financial Statements.



                   NOTES TO UNAUDITED PRO FORMA CONDENSED
                            FINANCIAL STATEMENTS

(a) Represents the elimination of the assets and liabilities related to the sale of CLN Holdings' indirect wholly owned subsidiary, Coleman Safety & Security Products, Inc. ("Coleman Safety & Security"), as of December 31, 1997 and reflects the net proceeds from the sale as a reduction of long-term debt. The sale of this subsidiary was consummated on March 24, 1998.

(b) Represents estimated realizable tax benefit at 37.6% of (1) the cash out of stock options in connection with the Acquisitions and (2) the prepayment penalties on refinanced indebtedness of Sunbeam, Coleman and Signature Brands.

(c) Represents the elimination of an intercompany tax receivable ($35,395) and payable on the financial statements of CLN Holdings relating to a tax sharing agreement with Mafco Holdings, Inc., a Delaware corporation ("Mafco"), that was cancelled in connection with the merger of CLN Holdings with and into a wholly owned subsidiary of Sunbeam (the "Holdings Merger"). The net tax receivable was assigned to Mafco in connection with the Holdings Merger.

(d) Represents the elimination of the historical goodwill, deferred financing costs and organizational costs of First Alert, Signature Brands and CLN Holdings in amounts of $23,018, $139,005 and $312,152, respectively.

(e) Represents the excess of cost over book value of the net assets acquired of First Alert, Signature Brands and CLN Holdings in the amounts of $73,457, $181,954 and $1,266,373, respectively. No estimate has been made in these unaudited pro forma condensed financial statements of the one-time expenses that will be incurred in the rationalization of the businesses that will result from the Acquisitions. The amount of goodwill will change once Sunbeam completes the final allocation of purchase price.

(f) Represents estimated capitalizable debt issuance costs related to the New Credit Facility and the Offering.

(g) Represents the repayment of existing indebtedness (before prepayment premiums) of Sunbeam, CLN Holdings, Signature Brands and First Alert in the amounts of $195,248, $958,563, $169,060 and $45,026, respectively.

(h) Represents estimated total new long-term indebtedness of $1,947,000 to fund the Acquisitions, to refinance outstanding indebtedness and to fund transaction costs. Includes $203,661 in respect of Sunbeam, $1,239,058 in respect of CLN Holdings, $263,531 in respect of Signature Brands, $177,896 in respect of First Alert, and $62,500 in transaction costs. The foregoing amounts include $8,400, $103,200 and $5,500 of estimated prepayment premiums related to the early repayment of certain indebtedness of Sunbeam, CLN Holdings and Signature Brands, respectively. Borrowings of $1,197,000 under the New Credit Facility are assumed to bear interest at the rate of LIBOR plus 1.5% to 2.25%, subject to increase or decrease based on Sunbeam's performance (blended rate of 7.12% at April 24, 1998), and the Debentures are assumed to accrete at a yield to maturity of 5.0% (or approximately $2,014,000 principal amount at maturity).

(i) Represents prepayment penalties and the write-off of related deferred financing costs, net of tax, on the early retirement of certain existing Sunbeam and CLN Holdings debt. The expense of early extinguishment of debt is classified as an extraordinary charge and, accordingly, has been excluded from the unaudited pro forma condensed statement of operations. Such extraordinary charge appears only on the unaudited pro forma condensed balance sheet as a reduction of shareholders' equity.

(j) Represents the elimination of the historical equity balances of First Alert, Signature Brands and CLN Holdings.

(k) Includes the issuance of 14,099,749 shares of Sunbeam Common Stock to Mafco in the Holdings Merger, with a total equity value of $523,600 less estimated transaction costs of approximately $10,200. This equity value was derived by using the average closing stock price as reported on the NYSE Composite Transactions Tape for the day before and day of the public announcement of the acquisition. Additionally, the shares held by the Mafco subsidiary have been discounted 15% due to the restrictions on resale of the shares.

(l) Represents the elimination of the 1997 results of operations relating to the sale of Coleman Safety & Security. The unaudited pro forma condensed statement of operations reflects the sale of Coleman Safety & Security as of January 1, 1997. The sale of this subsidiary was completed on March 24, 1998.

(m) Represents amortization, on a straight-line basis, for goodwill over a period of forty years. See Note (e).

(n) Represents the reduction in amortization expense resulting from the elimination of the historical goodwill, deferred financing costs and organizational costs as discussed in Note (d) above.

(o) Represents interest expense on estimated total borrowings of $1,947,000 at the assumed rates set forth in Note (h) above in the aggregate amount of $127,480 ($85,238 related to the New Credit Facility and $37,504 related to the Debentures). Also includes amortization of debt issuance costs of $4,738 ($4,240 related to the New Credit Facility amortized on a straight-line basis over a period of seven years and $498 related to the Debentures amortized on a weighted average accreted basis over a twenty-year period).

(p) The interest rate on borrowings under the New Credit Facility may differ from the assumption set forth in Note (h) above. The effect on income of a 1/8 percent variance in interest rate is approximately $1,500 with respect to the borrowings under the New Credit Facility.

(q) Represents the reduction in interest expense resulting from the debt refinancing as discussed in Note (g) above.

(r) Represents the incremental change in the consolidated entity's provision for income taxes at 37.6% as a result of the pre-tax earnings of First Alert, Signature Brands and Coleman, and all pro forma adjustments as described above.

 (s) Represents basic and diluted weighted average shares outstanding of Sunbeam as of December 28, 1997 plus the additional equity issued in connection with the Holdings Merger as discussed in Note (k) above. The incremental shares relating to the Debentures have not been included, as they would be anti-dilutive.




                               EXHIBIT INDEX


23.1*       Consent of Arthur Andersen LLP.

23.2*       Consent of Price Waterhouse LLP.

23.3*       Consent of Ernst & Young LLP.

23.4*       Consent of KPMG Peat Marwick LLP.


*     Filed herewith.